Exhibit 10.4

Musslewhite 2021 RSU Amendment

AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENTS

This Amendment (the “Amendment”) to the Restricted Stock Unit Award Agreements (as defined below) between Robert Musslewhite (“Participant”) and Definitive Healthcare Corp. (the “Company”) is effective as of August 9, 2022.

RECITALS

A. On October 7, 2021, the Company granted to Participant two restricted stock unit awards with respect to 433,550 and 216,450 shares of the Company’s Common Stock pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”), as evidenced by the related restricted stock unit notices and agreements issued under the Plan (the “RSU Award Agreements”); and

B. On August 9, 2022, the Compensation Committee of the Board of Directors approved this amendment to the RSU Award Agreements. Unless otherwise defined in this Amendment, the terms used in this Amendment shall have the meanings defined in the Plan.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.
The RSU Award Agreements are hereby amended to add a new Section 4(d) as follows:

(d) Notwithstanding the preceding provisions of this Section 4, the terms of Section 5 of that certain employment agreement, dated May 4, 2022, by and between the Company and Participant (the “Employment Agreement”) shall apply for purposes of the Participant’s obligations regarding the use or disclosure of the Company’s confidential information and trade secrets.

2.
The RSU Award Agreements are hereby amended to add a new Section 5(d) as follows:

(d) Notwithstanding the preceding provisions of this Section 5, the terms of Sections 6 and 7 of the Employment Agreement shall apply for purposes of the Participant’s obligations regarding non-competition and non-solicitation.

3.
The RSU Award Agreements are hereby amended to add a new sentence to the end of Section 6 as follows:

Notwithstanding the foregoing, the terms of Section 8 of the Employment Agreement shall apply.

4.
The RSU Award Agreements are hereby amended to add the following sentence immediately after the word “Definitions” in the first paragraph of Section 7:

To the extent used expressly in this Agreement, the following definitions shall apply. To the extent the same term is defined in the Employment Agreement, the term as defined in the Employment Agreement shall apply.

5.
The RSU Award Agreements are hereby amended to replace Section 8(j) in its entirety as follows:

(j) Other Restrictive Covenants. Notwithstanding any other language in this Agreement, this Agreement does not supersede, and shall not preclude the enforceability of (in addition to enforcement of this Agreement), any restrictive covenant provision contained in any prior or subsequent agreement entered into by the Participant, nor shall any subsequent agreement entered into by the Participant be construed or interpreted as amending, superseding, overriding, or otherwise precluding the enforceability of the restrictive covenants contained herein (including in Sections 4 and 5) unless such subsequent agreement specifically references the applicable covenant in this Agreement and expressly states that such covenant shall be superseded.

6.
No Employment Rights. Nothing in this Amendment shall affect in any manner whatsoever the right or power of the Company to terminate Participant’s employment relationship for any reason.
7.
Entire Agreement; Counterparts. Except as explicitly modified herein, the RSU Award Agreements shall remain in full force and effect. In the event of any conflict between this Amendment and the RSU Award Agreement, this Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year written above.

PARTICIPANT DEFINITIVE HEALTHCARE CORP.

/s/ Robert Musslewhite /s/ Thomas Penque

Signature Thomas Penque

Chief Talent Officer

August 9, 2022 August 9, 2022

Date Date